UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 7, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Series A Shares”) and shares of the Company’s Series B common stock (“Series B Shares”) and warrants granting the holder a right to acquire one Series A Share for each warrant (“Warrants”). This Form 8-K is being filed because the aggregate number of Series A Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series A Shares was reported, on Form 8-K filed on November 6, 2012. The triggering issuance which caused the total aggregate Series A Shares to exceed five percent (5%) since the latest previously filed Report is the issuance to America Orient, LLC on November 7, 2012 described below, and accordingly that date is used as the date of this Report. The aggregate number of Series B Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series B Shares was reported, on Form 8-K on September 20, 2012.

Series A Shares Under SEC Rule 144

On November 7, 2012, the Company issued 3,036,437 Series A Shares and 3,036,437 Warrants to Isaac Organization, Inc. (“Isaac”) in partial payment of a promissory note in the amount of $500,000 in favor of Isaac. Each Warrant has an exercise price of $0.0247 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $75,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 5,243,446 Series A Shares and 5,243,446 Warrants to America Orient, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac and assigned to America Orient. Each Warrant has an exercise price of $0.0267 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $140,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,475,843 Series A Shares and 3,475,843 Warrants to David S. McEwen (“McEwen”) in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of McEwen. Each Warrant has an exercise price of $0.02877 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $100,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,302,051 Series A Shares and 3,302,051 Warrants to Ryan Alvarez in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. and partially assigned to Ryan Alvarez. Each Warrant has an exercise price of $0.02877 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $95,000in notes payable of the Company, and payment of $0 of accrued interest.

On November 14, 2012, the Company issued 941,915 Series A Shares and 941,915 Warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor McEwen. Each Warrant has an exercise price of $0.03185, and an exercise term of three years. This sale of Shares resulted in a principal reduction of $30,000 in notes payable of the Company, and payment of $0 of accrued interest.

The restricted Shares issued to the aforementioned individuals and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, and is based on the knowledge of the aforementioned persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

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Series B Shares Under SEC Rule 144

On November 7, 2012, the Company issued 10,000,000 Series B Shares to Colin Tay, the Company’s President. Each Series B Share has the right to cast ten votes for each action on which our shareholders have a right to vote, whereas each Series A Share has the right to cast one vote. The Company believes it is in its best interests to maintain management voting control of the Company, including avoidance of the expense of soliciting proxies for corporate actions requiring shareholder approval. Prior to this issuance, there were 10,000,000 Series B Shares issued and outstanding, all of which are beneficially owned or their voting rights controlled via proxies held by various members of the Company’s management team. The Company issued 10,000,000 additional Series B Shares to Colin Tay in order to maintain such management voting control, taking into account the number of Series A Shares currently issued and outstanding, as well as additional Series A Shares the Company may issue in the future. The Series B Shares do not participate in any declared dividends and are not convertible into Series A Shares. The consent of 80% of the holders of issued and outstanding Series B Shares is required in order to sell, assign or transfer any of the Series B Shares. The Series B Shares are redeemable on May 23, 2023 at par value of $0.001 per share. The issuance of 10,000,000 Series B Shares therefore constitutes compensation to Colin Tay equal to the $10,000 redemption value of those shares in 2023.

The restricted Series B Shares issued to Colin Tay relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, and is based on his knowledge of our operations and financial condition, and his experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

Section 3(a)(10) Exempt Series A Shares

On November 14, 2012, the Company issued 2,800,000 Shares (“Fourth Issuance”) to Ironridge Global IV, Ltd. (“Ironridge”). The Fourth Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

The Fourth Issuance followed three prior issuances totaling 8,220,000 Shares for purposes of the calculations described immediately below. The Order provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Shares, plus (b) that number of Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five of each consecutive twenty trading days during the Calculation Period (any increment with fewer than twenty trading days will have the days added to the final increment). The Order further provides that if at any time during the Calculation Period the total Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Shares to the Company and its transfer agent for cancellation.

Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Fourth Issuance Ironridge will own less than 9.99% of the total shares then outstanding.

The Fourth Issuance to Ironridge is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of November 15, 2012 and immediately following the issuances described above, the Company has 77,046,807 shares of its Series A common stock outstanding, with a par value of $0.001, and 20,000,000 shares of its Series B common stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.

Date: November 15, 2012	By:	/s/ George Alvarez
George Alvarez
Chief Executive Officer

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